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                                                                     EXHIBIT 2.4

                                    FORM OF
                             CERTIFICATE OF MERGER
                                    MERGING
                      TOWER BRIDGE ACQUISITION CORPORATION
                                 WITH AND INTO
                                 VERIFONE, INC.

                            ------------------------

           PURSUANT TO SECTION 251 OF THE GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE
                            ------------------------

    VeriFone, Inc., a Delaware corporation ("VeriFone"), DOES HEREBY CERTIFY AS
FOLLOWS:

    FIRST: That VeriFone was incorporated on June 3, 1986 pursuant to the Delaware General Corporation Law (the "Delaware Law") as a successor corporation to VeriFone, Inc., a Hawaii corporation. Tower Bridge Acquisition Corporation ("Merger Sub") was incorporated on April 11, 1997 pursuant to the Delaware Law.

    SECOND: That an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of April 22, 1997, among Hewlett-Packard Company, a Delaware corporation, Merger Sub and VeriFone, setting forth the terms and conditions of the merger of Merger Sub with and into VeriFone (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware Law.

    THIRD: That the name of the surviving corporation (the "Surviving Corporation") shall be VeriFone, Inc.

    FOURTH: That pursuant to the Reorganization Agreement, the Certificate of Incorporation of Merger Sub shall be amended and restated on the date of the Merger to read in its entirety as set forth in EXHIBIT A attached hereto.

    From and after the effective time of the Merger, the Certificate of Incorporation of Merger Sub, as so amended, shall continue to be the Certificate of Incorporation of the Surviving Corporation, until amended as provided by law.

    FIFTH: That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                       VeriFone, Inc.
                       Three Lagoon Drive
                       Redwood City, CA 94065

    SIXTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

    SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.
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    IN WITNESS WHEREOF, VeriFone has caused this Certificate of Merger to be
executed in its corporate name as of the    day of            , 1997.

                                VERIFONE, INC.

                                By:
                                     -----------------------------------------

                                       2
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                                   EXHIBIT A
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 VERIFONE, INC.

                                   ARTICLE 1.

    The name of the corporation is VeriFone, Inc. (the "Corporation").

                                   ARTICLE 2.

    The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company of New Castle County.

                                   ARTICLE 3.

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE 4.

    The Corporation is authorized to issue one class of shares to be designated "Common Stock." The total number of shares of Common Stock this Corporation shall have authority to issue is One Thousand (1,000) shares, with a par value of one cent ($0.01).

                                   ARTICLE 5.

    The Corporation is to have perpetual existence.

                                   ARTICLE 6.

    Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE 7.

    The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                   ARTICLE 8.

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE 9.

    A director of the corporation shall, to the full extent not prohibited by the Delaware General Corporation Law, as the same exists or may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director.

                                  ARTICLE 10.

    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.